FORM 8-K


               SECURITIES AND EXCHANGE COMMISSION

                     WASHINGTON, D.C. 20549


                         CURRENT REPORT


Pursuant to Section 13 or 15(d) of the Securities Exchange Act of
1934


Date  of  Report  (Date of  earliest event reported): January 11,
2008




                    IGENE BIOTECHNOLOGY, INC.
     ______________________________________________________
     (Exact name of registrant as specified in its charter)



          MARYLAND               0-15888        52-1230461
____________________________  ____________  ____________________
(State or other jurisdiction  (Commission   (IRS Employer
 of incorporation)            File Number)  Identification No.)




      9110 Red Branch Road
          Columbia, MD                          21045-2024
________________________________________  ______________________
(Address of principal executive offices)        (Zip Code)


Registrant's telephone number, including area code: (410) 997-
2599

Item 4. Changes in Registrant's Certifying Accountant

a)   Termination   of   previous  independent  registered  public
     accounting firm.

As  of  January 11, 2008, the Registrant dismissed J.H. Cohn  LLP
("Cohn") as its independent registered public accounting firm as approved by the Audit Committee of the Board of Directors.

The audit report issued by Cohn on the consolidated financial statements of the Registrant as of and for the years ended December 31, 2006 and 2005, included in the Registrant's amended annual report on Form 10-KSB/A filed on December 21, 2007 did not contain an adverse opinion or a disclaimer of opinion, and was not qualified or modified, as to uncertainty, audit scope or accounting principles, except as follows:

     Cohn's report contains an explanatory paragraph. The paragraph states that the Company has suffered recurring losses from operations since inception and has a working capital deficiency that raises substantial doubt about its ability to continue as a going concern. The consolidated financial statements do not include any adjustments that might result from the outcome of that uncertainty.

During years ended December 31, 2006 and 2005 and the interim period through January 11, 2008, the date of their dismissal, there have been no disagreements between the Registrant and Cohn on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Cohn, would have caused Cohn to make reference to the subject matter thereof in its report on the Registrant's consolidated financial statements for such periods other than as follows:

There was a disagreement related to the Registrant's initial accounting for warrants issued in connection with certain debt that arose in connection with Cohn's review of the Registrant's quarterly report on Form 10-QSB for the quarterly period ended June 30, 2007. The accounting treatment was discussed with the Audit Committee of the Board of Directors and resolved to the satisfaction of Cohn. As a result, the Registrant restated the financial statements included in its annual report on Form 10-KSB for the year ended December 31, 2006, and the Form 10-QSB for the three months ended March 31, 2007. The Registrant has authorized Cohn to respond fully to the inquiries of McElravy, Kinchen & Associates, P.C. ("McElravy") if any, concerning the matter.

During the year ended December 31, 2006 and 2005 and the interim period through January 11, 2008, Cohn did not advise the Registrant of any reportable event under Item 304(a)(1)(v) of regulation S-K other than as follows: In connection with their audit of the Registrant's consolidated financial statements for the years ended December 31, 2006 and 2005, Cohn advised the Registrant's management and the Audit Committee of the Board of Directors of the Registrant that the Registrant did not have the internal controls necessary for the non-routine recording of warrants issued in connection with certain of our debt obligations.

The Registrant has provided Cohn with a copy of the above disclosure as required by Item 304(a) of Regulation S-K in conjunction with the filing of this report. The Registrant has requested that Cohn deliver to it a letter addressed to the Securities and Exchange Commission stating whether Cohn agrees with the disclosure made by the Registrant in response to Item 304(a) of Regulation S-K, and if not, stating the respects in which it does not agree. Cohn's letter is filed as Exhibit 16 hereto and incorporated herein by reference.

(b) Engagement of new independent registered public accounting firm.

The Registrant has appointed McElravy as its new independent registered public accounting firm effective as of January 15, 2008. The selection of McElravy was approved by the Audit Committee of the Board of Directors of the Registrant on January 15, 2008.

SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                     IGENE Biotechnology, Inc.
                                     ____________________________
                                     (Registrant)


                            By:       /S/ STEPHEN F. HIU
                                      _____________________
                            Name:         STEPHEN F. HIU
                            Title:        President


Dated:  January 22, 2008

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